Exhibit 99.3

JELD-WEN announces $250 million senior secured notes offering

Charlotte, N.C. – April 27, 2020 – JELD-WEN Holding, Inc. (“JELD-WEN”) (NYSE: JELD) today announced that its direct, wholly-owned subsidiary, JELD-WEN, Inc. (the “Issuer”), plans to conduct an offering of $250 million in aggregate principal amount of senior secured notes due 2025 (the “Notes”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions. The Issuer intends to use the net proceeds from the offering to repay existing debt under its asset-based revolving credit facility, and the remainder will be used for general corporate purposes and to pay related transaction fees and expenses.

The Notes will be guaranteed by JELD-WEN and each of the Issuer’s existing and future direct or indirect domestic subsidiaries (collectively, the “Guarantors”) that guarantees indebtedness under the Issuer’s term loan agreement (as amended from time to time, the “Term Loan Credit Agreement”), and the asset-based revolving credit agreement (as amended from time to time, the “ABL Credit Agreement”), under which the Issuer and JELD-WEN of Canada, Ltd. are borrowers, subject to certain exceptions. The Notes will be secured by a first priority lien on certain assets of the Issuer and the Guarantors, and by a second priority lien on certain assets of the Issuer and the Guarantors that secure the ABL Credit Agreement.

The Notes will be offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About JELD-WEN

JELD-WEN, founded in 1960, is one of the world’s largest door and window manufacturers, operating manufacturing facilities in 20 countries located primarily in North America, Europe and Australia. Headquartered in Charlotte, N.C., JELD-WEN designs, produces and distributes an extensive range of interior and exterior doors, wood, vinyl and aluminum windows and related products for use in the new construction and repair and remodeling of residential homes and non-residential buildings. JELD-WEN is a recognized leader in manufacturing energy-efficient products and has been an ENERGY STAR® Partner since 1998. Our products are marketed globally under the JELD-WEN® brand, along with several market-leading regional brands such as Swedoor® and DANA® in Europe and Corinthian®, Stegbar®, and Trend® in Australia.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding the offering of the Notes. Forward-looking statements are generally identified by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of our management. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control, that could cause actual outcomes and results to be materially different from those indicated in such statements.

Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Contacts

JELD-WEN Holding, Inc.

Christopher Teachout

Investor Relations Manager

704.378.7007

investors@jeldwen.com

JELD-WEN Holding, Inc.

Noreen Pratscher

Vice President, Global Corporate Communications

704.526.4146

corporate@jeldwen.com